EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Green Plains Reports Third Quarter 2022 Financial Results

Results for the Third Quarter of 2022:

  EPS of $(1.27) per basic and diluted share, compared to EPS of $(1.18) per basic and diluted share for the same period in the prior year
  Results driven by record high corn basis levels, seasonal plant maintenance at 10 of 11 plants and lower of cost or market adjustment on inventory
  Progress on high protein ingredient sales programs remains on track with execution of 25% higher pet food sales volumes for 2023 and growing customer engagement and sales in Latin America and Asia, in addition to growing volumes in aquaculture
  Key milestones to achieve 2024 transformation and previous financial guidance in protein, corn oil, clean sugar and carbon remain on track

OMAHA, Neb., Nov. 03, 2022 (GLOBE NEWSWIRE) -- Green Plains Inc. (NASDAQ:GPRE) today announced financial results for the third quarter of 2022. Net loss attributable to the company was $73.5 million, or $(1.27) per basic and diluted share compared to net loss attributable to the company of $59.6 million or $(1.18) per basic and diluted share, for the same period in 2021. Revenues were $955.0 million compared with $746.8 million for the same period last year. EBITDA was $(35.6) million compared to $(16.6) million for the same period in the prior year.

“Our third quarter financial performance was largely driven by record high corn basis levels across our platform, resulting in a weak ethanol margin environment,” said Todd Becker, President and Chief Executive Officer. “The consolidated crush margin of $(0.09) per gallon also included accelerated seasonal maintenance at 10 of our 11 plants, which added repairs and maintenance costs and reduced utilization to 91%, as well as an LCM inventory adjustment, without which would have resulted in a near breakeven crush margin. Our early seasonal maintenance has now positioned our plants to operate at higher utilization rates in the fourth quarter. While still elevated, we have seen corn basis break from recent highs as harvest is nearing completion and based on our current outlook, we anticipate an improved and positive fourth quarter margin environment. Finally, our balance sheet remains strong and our path to 2024 remains fully intact.”

The company ended the quarter in a strong financial position with $512.4 million of cash, cash equivalents, restricted cash and marketable securities along with $155.0 million available under a committed credit facility.

The commissioning of the MSC™ system at the company’s biorefinery in Central City, Nebraska, contributed to the record renewable corn oil yield during the quarter. Commissioning of the MSC system in Mount Vernon, Indiana, began in October and the system in Obion, Tennessee, will start commissioning in the next few weeks.

“We remain on track to have MSC technology operating at over 50% of our platform by the end of 2022, and will have capacity to produce over 330,000 tons of protein next year,” added Becker. “We continue to see growing acceptance, expect higher volumes in all sectors and have begun to contract sales for next year. We recently renewed and increased our annual sales volume for pet food applications for 2023. During the fourth quarter we are shipping to aqua, pet, poultry, swine, and dairy customers in North America, South America and Asia Pacific. The uniqueness and scale of our platform allow us to provide higher volume and redundancy, tailored product solutions around protein levels and nutritional characteristics, and world class quality control across our product suite.”

The company expects to have over 400 million pounds of renewable corn oil capacity by the end of 2024, backed by Fluid Quip Technologies’ industry leading IP portfolio including DCO Technology™ and MSC technology.

“Our strong position in renewable corn oil in a growing demand environment has set us up to benefit from higher yields as we start up additional MSC systems,” continued Becker. “At current market values, we believe our renewable corn oil platform provides a significant value driver for our shareholders and we anticipate that this low-carbon feedstock market will remain tight for years to come, strengthening our confidence in our forward outlook. We continue to grow and monetize our position as a leader in low- carbon feedstocks.”

The company has broken ground on its first commercial clean sugar facility in Shenandoah, Iowa, where it is deploying Fluid Quip Technologies’ CST™ process supported by strong IP protections.

“Construction on our first commercial clean sugar facility to produce low-carbon dextrose is underway at our Shenandoah, Iowa, biorefinery, and discussions are progressing with interested parties to co-locate at our rapidly expanding bio-campus, as well as with customers that want to use the product at their sites,” said Becker. “When completed, the first phase will have the capability to produce in excess of 200 million pounds of refined and unrefined 43, 63 and 95 dextrose products for use in food, chemical, synthetic biology and industrial production processes.”

“Lastly, the economic outlook for carbon capture and sequestration has significantly improved as details on the Inflation Reduction Act have become clearer, which enhances our ability to deliver future financial contributions from carbon reduction initiatives,” concluded Becker. “We remain confident of the fundamentals in protein, oil, sugar and carbon to deliver on our transformation plan. We intend to capitalize on these unique opportunities to allow us to move away from ethanol margin volatility and toward strategies and initiatives that are aligned with macro tailwinds to feed and fuel a growing world in need of low-carbon solutions.”

Highlights and Recent Developments

  Broke ground on a first-of-its-kind commercial scale Clean Sugar Technology™ facility in Shenandoah, Iowa
  Announced executive leadership appointments, including Patrich Simpkins transitioning to Chief Transformation Officer and Jim Stark to Chief Financial Officer
  Converted the remaining $34.3 million of the 4.125% Convertible Senior Notes due 2022 using a combination of $32.6 million of common stock and $1.7 million of cash

Results of Operations

Green Plains ethanol production segment sold 219.2 million gallons of ethanol during the third quarter of 2022, compared with 181.2 million gallons for the same period in 2021. The consolidated ethanol crush margin was $(20.5) million, or $(0.09) per gallon, for the third quarter of 2022, compared with $1.1 million, or $0.01 per gallon, for the same period in 2021. The consolidated ethanol crush margin is the ethanol production segment’s operating income before depreciation and amortization, which includes corn oil and Ultra-High Protein, plus intercompany storage, transportation, nonrecurring decommissioning costs and other fees, net of related expenses.

Consolidated revenues increased $208.2 million for the three months ended September 30, 2022, compared with the same period in 2021, primarily due to higher prices and higher volumes sold for ethanol, distillers grains and corn oil.

Net loss increased $13.5 million and EBITDA decreased $18.9 million for the three months ended September 30, 2022, compared with the same period last year, primarily due to lower ethanol crush margins. Interest expense increased $0.1 million for the three months ended September 30, 2022, compared with the same period in 2021. Income tax benefit was $1.9 million for the three months ended September 30, 2022, compared with income tax expense of $7 thousand for the same period in 2021, primarily due to a decrease in the valuation allowance recorded against deferred tax assets included in AOCI for the three months ended September 30, 2022.

Segment Information

The company reports the financial and operating performance for the following three operating segments: (1) ethanol production, which includes the production of ethanol, including industrial-grade alcohol, distillers grains, Ultra-High Protein and corn oil, (2) agribusiness and energy services, which includes grain handling and storage, commodity marketing and merchant trading for company-produced and third-party ethanol, distillers grains, corn oil, natural gas and other commodities and (3) partnership, which includes fuel storage and transportation services. Intercompany fees charged to the ethanol production segment for storage and logistics services, grain procurement and product sales are included in the partnership and agribusiness and energy services segments and eliminated upon consolidation. Third-party costs of grain consumed and revenues from product sales are reported directly in the ethanol production segment.

GREEN PLAINS INC.
SEGMENT OPERATIONS
(unaudited, in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	% Var.	2022	2021	% Var.
Revenues:
Ethanol production	$ 811,015	$ 588,349	37.8%	$ 2,309,734	$ 1,567,344	47.4%
Agribusiness and energy services	149,762	162,774	(8.0)	456,033	470,205	(3.0)
Partnership	20,066	19,251	4.2	58,820	59,358	(0.9)
Intersegment eliminations	(25,866)	(23,583)	9.7	(75,781)	(72,058)	5.2
	$ 954,977	$ 746,791	27.9%	$ 2,748,806	$ 2,024,849	35.8%

Gross margin:
Ethanol production	$ (32,828)	$ (9,505)	245.4%	$ (490)	$ 60,309	(100.8)%
Agribusiness and energy services	9,840	8,347	17.9	38,016	29,523	28.8
Partnership	20,066	19,251	4.2	58,820	59,358	(0.9)
Intersegment eliminations	1,042	(1,481)	170.4	1,780	(3,161)	156.3
	$ (1,880)	$ 16,612	(111.3)%	$ 98,126	$ 146,029	(32.8)%

Depreciation and amortization:
Ethanol production	$ 21,555	$ 25,644	(15.9%)	$ 59,101	$ 62,655	(5.7%)
Agribusiness and energy services	1,280	870	47.1	2,214	2,072	6.9
Partnership	1,194	1,089	9.6	2,915	2,771	5.2
Corporate activities	618	677	(8.7)	1,783	1,995	(10.6)
	$ 24,647	$ 28,280	(12.8%)	$ 66,013	$ 69,493	(5.0%)

Operating income (loss):
Ethanol production (1)	$ (64,121)	$ (44,192)	45.1%	$ (87,773)	$ (30,969)	183.4%
Agribusiness and energy services	5,205	3,225	61.4	25,894	15,720	64.7
Partnership	11,993	12,417	(3.4)	35,906	37,204	(3.5)
Intersegment eliminations	1,042	(1,481)	170.4	1,780	(3,161)	156.3
Corporate activities (2)	(15,999)	(14,644)	9.3	(51,748)	(1,089)	*
	$ (61,880)	$ (44,675)	38.5%	$ (75,941)	$ 17,705	*

Adjusted EBITDA:
Ethanol production (1)	$ (42,471)	$ (18,524)	129.3%	$ (517)	$ 31,739	(101.6)%
Agribusiness and energy services	6,536	3,818	71.2	28,009	17,515	59.9
Partnership	13,270	13,679	(3.0)	39,275	40,492	(3.0)
Intersegment eliminations	1,042	(1,480)	170.4	1,780	(3,160)	156.3
Corporate activities (2)	(13,945)	(14,129)	(1.3)	(47,553)	(55)	*
EBITDA	(35,568)	(16,636)	113.8	20,994	86,531	(75.7)
Other income (3)	—	—	*	(27,712)	—	*
Loss (gain) on sale of assets, net	—	1,823	*	—	(31,245)	*
Proportional share of EBITDA adjustments to equity method investees	45	45	—	135	139	(2.9)
	$ (35,523)	$ (14,768)	140.5%	$ (6,583)	$ 55,425	(111.9)%

(1) Operating loss for ethanol production includes an inventory lower of cost or net realizable value adjustment of $11.2 million for the three and nine months ended September 30, 2022.
(2) Includes corporate expenses, offset by a loss on sale of assets of $1.8 million and a $31.2 million gain on sale of assets for the three and nine months ended September 30, 2021, respectively.
(3) Other income for the nine months ended September 30, 2022, includes a grant received from the USDA related to the Biofuel Producer Program of $27.7 million.

* Percentage variances not considered meaningful

GREEN PLAINS INC.
SELECTED OPERATING DATA
(unaudited, in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	% Var.	2022	2021	% Var.

Ethanol production
Ethanol sold (gallons)	219,166	181,214	20.9%	646,927	550,127	17.6%
Distillers grains sold (equivalent dried tons)	586	492	19.1	1,695	1,459	16.2
Corn oil sold (pounds)	72,975	55,397	31.7	204,502	156,835	30.4
Corn consumed (bushels)	75,308	62,524	20.4	223,830	189,544	18.1

Agribusiness and energy services (1)
Domestic ethanol sold (gallons)	276,866	213,348	29.8	689,684	620,442	11.2
Export ethanol sold (gallons)	13,076	23,721	(44.9)	122,049	112,146	8.8
	289,942	237,069	22.3	811,733	732,588	10.8

Partnership
Storage and throughput (gallons)	219,719	182,240	20.6%	649,417	553,058	17.4%

(1) Includes gallons from the ethanol production segment

GREEN PLAINS INC.
CONSOLIDATED CRUSH MARGIN
(unaudited, in thousands except per gallon amounts)

	Three Months Ended September 30,		Three Months Ended September 30,
	2022	2021	2022	2021
			($ per gallon produced)

Ethanol production operating loss (1)	$ (64,121)	$ (44,192)	$ (0.29)	$ (0.24)
Depreciation and amortization	21,555	25,644	0.10	0.14
Total adjusted ethanol production	(42,566)	(18,548)	(0.19)	(0.10)

Intercompany fees, net:
Storage and logistics (partnership)	12,589	12,775	0.06	0.07
Marketing and agribusiness fees (2) (agribusiness and energy services)	9,514	6,846	0.04	0.04
Consolidated ethanol crush margin	$ (20,463)	$ 1,073	$ (0.09)	$ 0.01

(1) Operating loss for ethanol production includes an inventory lower of cost or net realizable value adjustment of $11.2 million for the three and nine months ended September 30, 2022.
(2) For the three months ended September 30, 2022 and 2021, includes $3.8 million and $2.5 million, respectively, for certain nonrecurring decommissioning and nonethanol operation costs.

Liquidity and Capital Resources

As of September 30, 2022, Green Plains had $512.4 million in total cash, cash equivalents, restricted cash and marketable securities, and $155.0 million available under a committed revolving credit facility, which is subject to restrictions and other lending conditions. Total debt outstanding at September 30, 2022 was $703.2 million, including $206.1 million outstanding debt under working capital revolvers and other short-term borrowing arrangements and $58.5 million of non-recourse debt related to Green Plains Partners, net of debt issuance costs.

Conference Call Information

On November 3, 2022 Green Plains Inc. and Green Plains Partners LP will host a joint conference call at 9 a.m. Eastern time (8 a.m. Central time) to discuss third quarter 2022 operating results for each company. To participate in the live call, please pre-register here. All registrants will receive dial-in information and a unique PIN. Alternatively, the conference call and presentation will be accessible on Green Plains’ website at https://investor.gpreinc.com/events-presentations.

Non-GAAP Financial Measures

Management uses EBITDA, adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins to measure the company’s financial performance and to internally manage its businesses. EBITDA is defined as earnings before interest expense, income tax expense, depreciation and amortization excluding the change in right-of-use assets. Adjusted EBITDA includes adjustments related to our proportional share of EBITDA adjustments of our equity method investees, gains and losses related to the sale of assets, and other income associated with the USDA COVID-19 relief grant. Management believes these measures provide useful information to investors for comparison with peer and other companies. These measures should not be considered alternatives to net income or segment operating income, which are determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). These non-GAAP calculations may vary from company to company. Accordingly, the company’s computation of adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins may not be comparable with similarly titled measures of another company.

About Green Plains Inc.

Green Plains Inc. (NASDAQ:GPRE) is a leading biorefining company focused on the development and utilization of fermentation, agricultural and biological technologies in the processing of annually renewable crops into sustainable value-added ingredients. This includes the production of cleaner low-carbon biofuels, renewable feedstocks for advanced biofuels and high purity alcohols for use in cleaners and disinfectants. Green Plains is an innovative producer of Ultra-High Protein and novel ingredients for animal and aquaculture diets to help satisfy a growing global appetite for sustainable protein. The Company also owns a 48.8% limited partner interest and a 2.0% general partner interest in Green Plains Partners LP. For more information, visit www.gpreinc.com.

About Green Plains Partners LP

Green Plains Partners LP (NASDAQ:GPP) is a fee-based Delaware limited partnership formed by Green Plains Inc. to provide fuel storage and transportation services by owning, operating, developing and acquiring ethanol and fuel storage terminals, transportation assets and other related assets and businesses. For more information about Green Plains Partners, visit www.greenplainspartners.com.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements reflect management’s current views, which are subject to risks and uncertainties including, but not limited to, anticipated financial and operating results, plans and objectives that are not historical in nature. These statements may be identified by words such as “believe,” “expect,” “may,” “should,” “will” and similar expressions. Factors that could cause actual results to differ materially from those expressed or implied include: disruption caused by health epidemics, such as the coronavirus outbreak, competition in the industries in which Green Plains operates; commodity market risks, financial market risks; counterparty risks; risks associated with changes to federal policy or regulation, including changes to tax laws; risks related to closing and achieving anticipated results from acquisitions and disposals. Other factors can include risks associated with Green Plains’ ability to realize higher margins anticipated from the company’s high protein feed initiative or to achieve anticipated benefits from its plant upgrade and modernization program and other risks discussed in Green Plains’ reports filed with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Green Plains assumes no obligation to update any such forward-looking statements, except as required by law.

GREEN PLAINS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$ 420,838	$ 426,220
Restricted cash	66,610	134,739
Marketable securities	24,989	124,859
Accounts receivable, net	118,362	119,961
Income taxes receivable	1,072	911
Inventories	258,852	267,838
Other current assets	44,890	43,221
Total current assets	935,613	1,117,749
Property and equipment, net	1,016,349	893,517
Operating lease right-of-use assets	63,464	64,042
Other assets	86,114	84,447
Total assets	$ 2,101,540	$ 2,159,755

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 123,035	$ 146,063
Accrued and other liabilities	45,947	56,980
Derivative financial instruments	25,883	43,244
Operating lease current liabilities	17,800	16,814
Short-term notes payable and other borrowings	206,102	173,418
Current maturities of long-term debt	1,835	35,285
Total current liabilities	420,602	471,804
Long-term debt	495,269	514,006
Operating lease long-term liabilities	48,934	49,795
Other liabilities	23,501	22,131
Total liabilities	988,306	1,057,736

Stockholders' equity
Total Green Plains stockholders' equity	962,042	950,500
Noncontrolling interests	151,192	151,519
Total stockholders' equity	1,113,234	1,102,019
Total liabilities and stockholders' equity	$ 2,101,540	$ 2,159,755

GREEN PLAINS INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited, in thousands except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	% Var.	2022	2021	% Var.
Revenues
Product revenues	$ 946,852	$ 745,240	27.1%	$ 2,733,477	$ 2,019,006	35.4%
Service revenues	8,125	1,551	423.9	15,329	5,843	162.3
Total revenues	954,977	746,791	27.9	2,748,806	2,024,849	35.8

Costs and expenses
Cost of goods sold (excluding depreciation and amortization expenses reflected below)	956,857	730,179	31.0	2,650,680	1,878,820	41.1
Operations and maintenance expenses	6,287	5,162	21.8	18,012	17,153	5.0
Selling, general and administrative expenses	29,066	26,022	11.7	90,042	72,923	23.5
Loss (gain) on sale of assets, net	—	1,823	*	—	(31,245)	*
Depreciation and amortization expenses	24,647	28,280	(12.8)	66,013	69,493	(5.0)
Total costs and expenses	1,016,857	791,466	28.5	2,824,747	2,007,144	40.7
Operating income (loss)	(61,880)	(44,675)	38.5	(75,941)	17,705	*

Other income (expense)
Interest income	1,763	25	*	2,640	496	*
Interest expense	(9,576)	(9,488)	0.9	(26,182)	(60,225)	(56.5)
Other, net	(182)	(440)	(58.6)	28,394	(1,680)	*
Total other income (expense)	(7,995)	(9,903)	(19.3)	4,852	(61,409)	(107.9)
Loss before income taxes and income (loss) from equity method investees	(69,875)	(54,578)	28.0	(71,089)	(43,704)	62.7
Income tax benefit (expense)	1,888	(7)	*	146	2,914	(95.0)
Income (loss) from equity method investees	84	174	(51.7)	(112)	517	(121.7)
Net loss	(67,903)	(54,411)	24.8	(71,055)	(40,273)	76.4
Net income attributable to noncontrolling interests	5,623	5,211	7.9	17,547	16,151	8.6
Net loss attributable to Green Plains	$ (73,526)	$ (59,622)	23.3%	$ (88,602)	$ (56,424)	57.0%

Earnings per share:
Net loss attributable to Green Plains - basic and diluted	$ (1.27)	$ (1.18)		$ (1.62)	$ (1.27)

Weighted average shares outstanding:
Basic and diluted	57,677	50,482		54,550	44,581

* Percentage variances not considered meaningful

GREEN PLAINS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$ (71,055)	$ (40,273)
Noncash operating adjustments:
Depreciation and amortization	66,013	69,493
Gain on sale of assets, net	—	(31,245)
Inventory lower of cost or net realizable value adjustment	11,177	—
Loss on extinguishment of debt	419	32,645
Other	10,707	8,611
Net change in working capital	(51,727)	(67,103)
Net cash used in operating activities	(34,466)	(27,872)

Cash flows from investing activities:
Purchases of property and equipment, net	(183,225)	(123,687)
Proceeds from the sale of assets	—	87,217
Proceeds from the sale of marketable securities	99,917	—
Other investing activities	(6,976)	(7,000)
Net cash used in investing activities	(90,284)	(43,470)

Cash flows from financing activities:
Net proceeds - long term debt	43,653	178,995
Net proceeds - short-term borrowings	33,602	17,863
Proceeds from issuance of common stock	—	356,011
Other	(26,016)	(35,442)
Net cash provided by financing activities	51,239	517,427

Net change in cash, cash equivalents and restricted cash	(73,511)	446,085
Cash, cash equivalents and restricted cash, beginning of period	560,959	274,810
Cash, cash equivalents and restricted cash, end of period	$ 487,448	$ 720,895

Reconciliation of total cash, cash equivalents and restricted cash:
Cash and cash equivalents	$ 420,838	$ 589,822
Restricted cash	66,610	131,073
Total cash, cash equivalents and restricted cash	$ 487,448	$ 720,895

GREEN PLAINS INC.
RECONCILIATIONS TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss	$ (67,903)	$ (54,411)	$ (71,055)	$ (40,273)
Interest expense (1)	9,576	9,488	26,182	60,225
Income tax expense (benefit)	(1,888)	7	(146)	(2,914)
Depreciation and amortization (2)	24,647	28,280	66,013	69,493
EBITDA	(35,568)	(16,636)	20,994	86,531
Other income (3)	—	—	(27,712)	—
Loss (gain) on sale of assets, net	—	1,823	—	(31,245)
Proportional share of EBITDA adjustments to equity method investees	45	45	135	139
Adjusted EBITDA	$ (35,523)	$ (14,768)	$ (6,583)	$ 55,425

(1) Interest expense for the three and nine months ended September 30, 2022, includes a loss on settlement of convertible notes of $419 thousand, and for the nine months ended September 30, 2021 includes a loss upon extinguishment of convertible notes of $22.1 million and a loss on settlement of convertible notes of $9.5 million.
(2) Excludes amortization of operating lease right-of-use assets and amortization of debt issuance costs.
(3) Other income for the nine months ended September 30, 2022, includes a grant received from the USDA related to the Biofuel Producer Program of $27.7 million.

Green Plains Inc. Contacts
Investors: Phil Boggs | Executive Vice President, Investor Relations | 402.884.8700 | phil.boggs@gpreinc.com
Media: Lisa Gibson | Communications Manager | 402.952.4971 | lisa.gibson@gpreinc.com